Exhibit 5.4

Partner                  Simon Lynch

Contact             Hamish Nicholson

T +61 3 8656 3402

HNicholson@gtlaw.com.au

Our ref                   1042614

9 June 2020

By email

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.

2801 SW 149th Avenue, Suite 350

Miramar, Florida 33027

United States

Amcor UK Finance plc

83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Pty Ltd
Level 11, 60 City Road
Southbank
Victoria 3006
Australia

Bemis Company, Inc.
2301 Industrial Drive

Neenah, Wisconsin 54956

United States

Dear Sir or Madame,

Amcor plc — Registration Statement on Form S-3

We have acted as Australian legal adviser to Amcor plc (Amcor), Amcor Finance (USA), Inc., a corporation organised under the laws of the State of Delaware (AFUI), Amcor UK Finance plc (Amcor UK), Amcor Pty Ltd (ABN 62 000 017 372) (formerly known as Amcor Limited (ABN 62 000 017 372)) (Amcor Australia) and Bemis Company, Inc. a corporation organised under the laws of the State of Missouri (Bemis), in connection with certain matters of Australian law arising in connection with the filing of a Registration Statement on Form S-3, and all amendments thereto (collectively, the Registration Statement), by various Transaction Parties (as defined herein) with the U.S. Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), relating to the registration of:

(a)                       unsecured debt securities to be issued by Amcor, which may be unsecured senior debt securities (the Amcor plc Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor plc Subordinated Debt Securities and, together with the Amcor Senior Debt Securities, the Amcor plc Debt Securities),

(b)                       unsecured debt securities to be issued by AFUI, which may be unsecured senior debt securities (the AFUI Senior Debt Securities) and/or unsecured subordinated debt securities (the AFUI Subordinated Debt Securities and, together with the AFUI Senior Debt Securities, the AFUI Debt Securities),

(c)                        unsecured debt securities to be issued by Amcor UK, which may be unsecured senior debt securities (the Amcor UK Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor UK Subordinated Debt Securities and, together with the Amcor UK Senior Debt Securities, the Amcor UK Debt Securities),

(d)                       unsecured debt securities to be issued by Amcor Australia, which may be unsecured senior debt securities (the Amcor Pty Ltd Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor Pty Ltd Subordinated Debt Securities and, together with the Amcor Pty Ltd Senior Debt Securities, the Amcor plc Debt Securities),

(e)                        unsecured debt securities to be issued by Bemis, which may be unsecured senior debt securities (the Bemis Senior Debt Securities) and/or unsecured subordinated debt securities (the Bemis Subordinated Debt Securities and, together with the Bemis Senior Debt Securities, the Bemis Debt Securities and, together with the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities and the Amcor Pty Ltd Debt Securities, the Debt Securities),

(f)                         guarantees of the Amcor plc Senior Debt Securities to be given by AFUI, Amcor UK, Amcor Australia and Bemis (the Amcor plc Senior Debt Securities Guarantees) and guarantees of the Amcor plc Subordinated Debt Securities to be given by AFUI, Amcor UK, Amcor Australia and Bemis (the Amcor plc Subordinated Debt Securities Guarantees and, together with the Amcor plc Senior Debt Securities Guarantees, the Amcor plc Debt Securities Guarantees),

(g)                        guarantees of the AFUI Senior Debt Securities to be given by Amcor, Amcor UK, Amcor Australia and Bemis (the AFUI Senior Debt Securities Guarantees) and guarantees of the AFUI Subordinated Debt Securities to be given by Amcor, Amcor UK, Amcor Australia and Bemis (the AFUI Subordinated Debt Securities Guarantees and, together with the AFUI Senior Debt Securities Guarantees, the AFUI Debt Securities Guarantees),

(h)                       guarantees of the Amcor UK Senior Debt Securities to be given by Amcor, AFUI, Amcor Australia and Bemis (the Amcor UK Senior Debt Securities Guarantees) and guarantees of the Amcor UK Subordinated Debt Securities to be given by Amcor, AFUI, Amcor Australia and Bemis (the Amcor UK Subordinated Debt Securities Guarantees and, together with the Amcor UK Senior Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees),

(i)                           guarantees of the Amcor Pty Ltd Senior Debt Securities to be given by Amcor, AFUI, Amcor UK and Bemis (the Amcor Pty Ltd Senior Debt Securities Guarantees) and guarantees of the Amcor Pty Ltd Subordinated Debt Securities to be given by Amcor, AFUI, Amcor UK and Bemis (the Amcor Pty Ltd Subordinated Debt Securities Guarantees and, together with the Amcor Pty Ltd Senior Debt Securities Guarantees, the Amcor Pty Ltd Debt Securities Guarantees) and

(j)                          guarantees of the Bemis Senior Debt Securities to be given by Amcor, AFUI, Amcor UK and Amcor Australia (the Bemis Senior Debt Securities Guarantees) and guarantees of the Bemis Subordinated Debt Securities to be given by Amcor, AFUI, Amcor UK and Amcor Australia (the Bemis Subordinated Debt Securities Guarantees and, together with the Bemis Senior Debt Securities Guarantees, the Bemis Debt Securities Guarantees and, together with the Amcor plc Debt Securities Guarantees, the AFUI Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees and the Amcor Pty Ltd Debt Securities Guarantees, the Guarantees).

The Debt Securities and the Guarantees are collectively referred to herein as the Securities.

The Amcor plc Senior Debt Securities will be issued under the Amcor plc Senior Indenture (as defined in the Registration Statement), and the Amcor plc Subordinated Debt Securities will be issued under the Amcor plc Subordinated Indenture (as defined in the Registration Statement). The AFUI Senior Debt Securities will be issued under the AFUI Senior Indenture (as defined in the Registration Statement), and the AFUI Subordinated Debt Securities will be issued under the AFUI Subordinated Indenture (as defined in the Registration Statement). The Amcor UK Senior Debt Securities will be issued under the Amcor UK Senior Indenture (as defined in the Registration Statement), and the Amcor UK Subordinated Debt Securities will be issued under the Amcor UK Subordinated Indenture (as defined in the Registration Statement). The Amcor Pty Ltd Senior Debt Securities will be issued under the Amcor Pty Ltd Senior Indenture (as defined in the Registration Statement), and the Amcor Pty Ltd Subordinated Debt Securities will be issued under the Amcor Pty Ltd Subordinated Indenture (as defined in the Registration Statement). The Bemis Senior Debt Securities will be issued under the Bemis Senior Indenture (as defined in the Registration Statement), and the Bemis Subordinated Debt Securities will be issued under the Bemis Subordinated Indenture (as defined in the Registration Statement). The Amcor plc Senior Indenture, the Amcor plc Subordinated Indenture, the AFUI Senior Indenture, the AFUI Subordinated Indenture, the Amcor UK Senior Indenture, the Amcor UK Subordinated Indenture, the Amcor Pty Ltd Senior Indenture, the Amcor Pty Ltd Subordinated Indenture, the Bemis Senior Indenture and the Bemis Subordinated Indenture are collectively referred to as the Indentures and each, an Indenture).

The Company has provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the Prospectus) and the forms of the Indentures.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a Prospectus Supplement).

2                               Definitions

In this opinion:

(a)                       Acting Person means each of Simon Lynch and Alexander Danne, the signatories to this opinion, and Hamish Nicholson;

(b)                       Amcor means Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability

(c)                        Amcor UK means Amcor UK Finance PLC, a public limited company incorporated in England and Wales with limited liability;

(d)                       ASIC means the Australian Securities and Investments Commission;

(e)                        Corporations Act means the Corporations Act 2001 (Cth);

(f)                         Power of Attorney means the power of attorney of Amcor Australia dated 4 June 2020;

(g)                        Relevant Jurisdiction means each of the Commonwealth of Australia and the State of New South Wales;

(h)                       Resolutions means the resolutions adopted by the directors of Amcor Australia dated 4 June 2020 relating to the Registration Statement, the Indentures, the issuance of the Debt Securities and provision of the Guarantees by Amcor Australia; and

(i)                           Transaction Party means each of AFUI, Bemis, Amcor Australia, Amcor UK and Amcor.

3                               Documents

We have examined and relied on:

(a)                       the Registration Statement (including the Prospectus, each of the Indentures and the other exhibits to the Registration Statement);

(b)                       a copy of the Power of Attorney;

(c)                        a copy of the Resolutions; and

(d)                       the searches referred to in paragraph 4 (Searches).

We have also examined such other documents as we think necessary or appropriate for our opinion.

4                               Searches

We have relied on an extract of the public records of Amcor Australia produced by ASIC on 9 June 2020.

We have assumed that the extract is correct, complete and up-to-date, and the same as information provided by Amcor Australia to ASIC. We have not examined any documents that Amcor Australia may have filed with ASIC nor conducted any other searches or investigations for the purposes of this opinion.

Our searches of the public records at ASIC did not reveal the appointment of any liquidator, administrator, receiver, receiver and manager or like officer to Amcor Australia or any of its assets, nor did those searches disclose that Amcor Australia has been wound up.

5                               Opinion

Based on the assumptions and subject to the qualifications set out below, we are of the following opinion.

(a)                       Due incorporation: Amcor Australia is duly and validly incorporated and existing under the laws of the Commonwealth of Australia and is capable of suing and being sued in its corporate name in competent courts of each Relevant Jurisdiction.

(b)                       Corporate power: Amcor Australia has the corporate power to enter into and create its obligations under the Indentures and the Guarantees.

(c)                        Corporate authorisation: The entry into and creation of the obligations under the Indentures and the Guarantees by Amcor Australia has been duly authorised by all necessary corporate action on the part of Amcor Australia.

6                               Assumptions

For the purposes of giving this opinion, we have assumed the following and we have not made, nor are we obliged to make, any independent investigation of, or enquiries in respect of, those matters except as expressly stated in this opinion.

(a)                       Future execution of instruments: The execution by Amcor Australia of the applicable Indenture and the supplemental indenture or officer’s certificate (as the case may be) establishing the form and terms of the Securities will not:

(i)                         contravene Amcor Australia’s constitution or any law, rule or regulation applicable to Amcor Australia;

(ii)                      result in a default under or breach of any agreement or instrument binding upon Amcor Australia or any order, judgment or decree of any court or governmental authority applicable to Amcor Australia; or

(iii)                   require any further authorisation, approval or other action by, or notice to or filing with, any court or governmental authority.

(b)                       Issuance of Securities: The Securities will be issued and sold as contemplated in the Registration Statement and the Prospectus Supplement relating thereto.

(c)                        Governing law: The Securities, and any supplemental indenture or officer’s certificate establishing their form and terms will be governed and construed in accordance with the laws of the State of New York.

7                               Qualifications

Our opinion is subject to the following qualifications.

(a)                       Relevant law: We express no opinion as to any law other than the law of each Relevant Jurisdiction as in force and as interpreted by courts of the Relevant Jurisdiction at 9.00am (Sydney time) on the date of this opinion. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other law.

(b)                       Section 129 Corporations Act: We have relied on the following assumptions specified in section 129 of the Corporations Act and note that any person in relation to the Securities or the Registration Statement may also do so unless we or that person (as the case may be) knew or suspected that the matter that you would otherwise be entitled to assume to be correct is not correct:

(i)                         Amcor Australia’s constitution has been complied with;

(ii)                      anyone who appears from the searches referred to in paragraph 3 to be a director or company secretary of Amcor Australia has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by that kind of officer or agent of a similar company;

(iii)                   anyone who is held out by Amcor Australia to be an officer or agent of Amcor Australia has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by that kind of officer or agent of a similar company;

(iv)                  the officers and agents of Amcor Australia properly perform their duties to Amcor Australia;

(v)                     any document that has been executed by Amcor Australia in accordance with section 127(1) of the Corporations Act has been duly executed by Amcor Australia; and

(vi)                  an officer or agent of Amcor Australia who has authority to issue a document or a certified copy of a document on its behalf also has authority to warrant that the document is genuine or is a true copy.

Nothing in the searches referred to in paragraph 3, in Amcor Australia’s constitution or in the extracts of Amcor Australia’s resolutions contradicts the assumptions.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Only the Acting Persons have any knowledge in relation to the things dealt with in this opinion and we confirm that such persons have no reason to believe or suspect that the assumptions or qualifications contained in this opinion are incorrect. We are not liable if any partner or solicitor of this firm other than the Acting Persons has any knowledge (other than knowledge of the law of a Relevant Jurisdiction) which would render our assumptions or qualifications incorrect. We have not made any investigation as to whether any partner or solicitor of this firm other than the Acting Persons has any such knowledge.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

This opinion is given on the basis that it will be construed in accordance with the law of New South Wales. Anyone relying on this opinion agrees that this opinion and all matters (including any liability) arising in any way from it are to be governed by the law of New South Wales and will be subject to the exclusive jurisdiction of the courts of New South Wales.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

8                               Consent

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours faithfully

Gilbert + Tobin

/s/ Simon Lynch	/s/ Alexander Danne
Simon Lynch Partner T +61 2 9263 4554 slynch@gtlaw.com.au	Alexander Danne Partner T +61 3 8656 3373 adanne@gtlaw.com.au